Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
December 8, 2008
UDR, Inc.
1745 Shea Center Drive
Highlands Ranch, Colorado 80129
Ladies and Gentlemen:
     We have served as special Maryland and Virginia counsel to UDR, Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2008, including the prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of an indeterminate amount of Securities (as defined below).
     As used herein, the term “Securities” includes (i) senior, subordinated, or junior subordinated and convertible or non-convertible debt securities (the “Debt Securities”) consisting of bonds, notes, debentures or similar instruments, (ii) shares of preferred stock without par value (the “Preferred Stock”), (iii) shares of common stock, par value $0.01 per share (the “Common Stock”), (iv) warrants to purchase Debt Securities (the “Debt Securities Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants”), as designated by the Company at the time of the offering (collectively, the “Warrants”), (v) guarantees of the Debt Securities (the “Guarantees”) by certain subsidiaries of the Company (the “Guarantors” ), (vi) subscription rights to purchase shares of Common Stock, Preferred Stock, Debt Securities or other securities of the Company (the “Subscription Rights”), (vii) purchase contracts to purchase or to sell Debt Securities, Common Stock and/or Preferred Stock (“Purchase Contracts”) or units consisting of Purchase Contracts and Debt Securities or debt obligations of third parties, including U.S. treasury securities, securing an obligation of the holder thereof to purchase or to sell, or any other securities designated by the Company at the time of the offering (“Purchase Units”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).
     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

UDR, Inc.
December 8, 2008

     (a) The Registration Statement;
     (b) The corporate charter of the Company, as in effect on the date hereof, represented by the Articles of Restatement filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on July 29, 2005, Articles of Amendment filed with SDAT on March 14, 2007 and Articles Supplementary filed with the SDAT on May 30, 2007 (collectively, the “Charter”);
     (c) The Amended and Restated Bylaws of the Company, as in effect on the date hereof (in the form attached to the Certificate) (the “Bylaws”);
     (d) Resolutions adopted by the Company’s Board of Directors relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities;
     (e) A good standing certificate for the Company, dated as of a recent date, issued by the SDAT;
     (f) The Indenture, dated November 1, 1995 between the Company (successor by merger to United Dominion Realty Trust, Inc.) and First Union National Bank of Virginia (the “Senior Indenture”), as supplemented by that certain supplemental indenture dated June 11, 2003 (the “Supplemental Indenture”);
     (g) The Indenture dated August 1, 1994 between the Company (successor by merger to United Dominion Realty Trust, Inc.) and Crestar Bank (the “Subordinated Indenture”, and together with the Senior Indenture as supplemented by the Supplemental Indenture, the “Indentures”); and
     (h) A certificate executed by an officer of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters.
     In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due

UDR, Inc.
December 8, 2008

authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.
We further assume that:
     (a) The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Company’s Charter, Bylaws and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.
     (b) The issuance, sale, amount and terms of the Guarantees to be offered from time to time by each of the Guarantors will be authorized and determined by proper action of the Board of Directors, or equivalent governing body (or where permitted, a committee of the members thereof) of each of the Guarantors (each, a “Guarantor Authorizing Action”) in accordance with each Guarantor’s organizational documents and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon each Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over each Guarantor.
     (c) Any Debt Securities will be issued under the applicable Indenture, each of which we assume is a valid and legally binding obligation of the Company and any other party thereto, as such Indenture may be supplemented or further supplemented, as the case may be, by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”) and, if required by the Indenture, accompanied by an officer’s certificate, which Supplemental Indenture and officer’s certificate, if any, conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.
     (d) To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, the entity identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will

UDR, Inc.
December 8, 2008

have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legal, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.
     (e) Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the applicable Indenture, as it may be supplemented or further supplemented, as the case may be, by a Supplemental Indenture, and, if required by the applicable Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the applicable Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Charter and Bylaws and applicable law.
     (f) Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of Preferred Stock Warrants or any convertible Debt Securities), or Common Stock (including Common Stock that is the subject of Common Stock Warrants or any convertible Debt Securities or convertible Preferred Stock), there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by articles supplementary or by classification or reclassification of existing capital stock and the filing of articles supplementary, will have been taken.
     (g) For shares of Preferred Stock or Common Stock represented by certificates (“Stock Certificates”), appropriate Stock Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and Bylaws and applicable law. For shares of Preferred Stock or Common Stock not represented by Stock Certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and Bylaws and applicable law.

UDR, Inc.
December 8, 2008

     (h) Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter and Bylaws and applicable law.
     (i) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the entity to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.
     (j) Prior to the issuance of a Purchase Unit, there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Purchase Unit, whether by articles supplementary or by classification or reclassification of existing capital stock and the filing of articles supplementary, will have been taken. The issuance, sale, amount and terms of the Guarantees to be offered from time to time will be authorized and determined in accordance with the Company’s Charter, Bylaws, and applicable law so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.
     (k) Any Guarantees will be issued under a valid and legally binding supplemental indenture (each, a “Guarantee Supplemental Indenture”) that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement and any related Free Writing Prospectus, and will comply with the Company’s Charter, Bylaws and applicable law.
     (l) Any Subscription Rights will be issued under a valid and legally binding subscription agreement (each, a “Subscription Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement or

UDR, Inc.
December 8, 2008

the applicable Free Writing Prospectus, and will comply with the Company’s Charter, Bylaws and applicable law. To the extent that the obligations of the Company under any Subscription Agreement may be dependent upon such matters, the entity to be identified in such Subscription Agreement as the subscription agent (the “Subscription Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Subscription Agent will be duly qualified to engage in the activities contemplated by such Subscription Agreement; such Subscription Agreement will have been duly authorized, executed and delivered by the Subscription Agent and will constitute the legally valid and binding obligation of the Subscription Agent enforceable against the Subscription Agent in accordance with its terms; the Subscription Agent will be in compliance, generally, with respect to acting as the Subscription Agent under such Subscription Agreement, with applicable laws and regulations; and the Subscription Agent will have the requisite organizational and legal power and authority to perform its obligations under such Subscription Agreement.
     (m) Any Purchase Contracts or Purchase Units will be issued under a valid and legally binding purchase agreement (each, a “Purchase Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement or the applicable Free Writing Prospectus, and will comply with the Company’s Charter, Bylaws and applicable law. To the extent that the obligations of the Company under any Purchase Agreement may be dependent upon such matters, the entity to be identified in such Purchase Agreement as the purchase agent (the “Purchase Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Purchase Agent will be duly qualified to engage in the activities contemplated by such Purchase Agreement; such Purchase Agreement will have been duly authorized, executed and delivered by the Purchase Agent and will constitute the legally valid and binding obligation of the Purchase Agent enforceable against the Purchase Agent in accordance with its terms; the Purchase Agent will be in compliance, generally, with respect to acting as the Purchase Agent under such Purchase Agreement, with applicable laws and regulations; and the Purchase Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Agreement.
     (n) The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

UDR, Inc.
December 8, 2008

     (o) The Registration Statement automatically became effective under Rule 462(e) promulgated under the Securities Act and will remain effective under the Securities Act at the time any Securities are issued.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
     (1) Upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Debt Securities and the applicable Indenture, Supplemental Indenture together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company.
     (2) Upon an issuance of Stock Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Stock Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of the Debt Securities or Preferred Stock convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
     (3) Upon an issuance of Stock Certificates or Written Statements, if any, as the case may be, representing shares of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Stock Certificates or Written Statements, if any, for shares of Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of the Debt Securities, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

UDR, Inc.
December 8, 2008

     (4) Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Charter, the Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.
     (5) Upon issuance and delivery of certificates for such Guarantees in accordance with the terms and provisions of the applicable Guarantor Authorizing Actions, the Guarantees and the applicable Indenture, Supplemental Indenture, Guarantee Supplemental Indenture, and, if required by the applicable Indenture, together with an officer’s certificate, the terms of each Guarantor’s organizational documents and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Guarantees pursuant to the conversion of one or more series of Securities convertible into Debt Securities subject to such Guarantees, the Guarantees represented by such certificates will be duly authorized and, when the Debt Securities relating to such Guarantees have been duly authenticated in accordance with the terms of the applicable Indenture, will constitute valid and legally binding obligations of each of the Guarantors.
     (6) Upon due authorization by Board Action to issue Subscription Rights, and upon issuance and delivery of a Subscription Agreement relating to the Subscription Rights against payment therefor in accordance with the terms and provisions of such Board Action, the Subscription Rights and the applicable Subscription Agreement, the Registration Statement (as declared effective under the Securities Act), the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and, if applicable, an Underwriting Agreement, such Subscription Rights will be duly authorized and will be valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.
     (7) Upon due authorization by Board Action of an issuance of Purchase Contracts or Purchase Units, and upon issuance and delivery of certificates for such Purchase Contracts or Purchase Units against payment therefor in accordance with the terms and provisions of such Board Action, the Purchase Contracts or Purchase Units and the applicable Purchase Agreement, the Registration Statement (as declared effective under the Securities Act), the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and, if applicable, an Underwriting Agreement, such Purchase Contracts and Purchase Units will be duly authorized and will be valid and

UDR, Inc.
December 8, 2008

binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.
     In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:
     (a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.
     (b) We do not express any opinion herein concerning any law other than the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) with respect to paragraphs 2, 3, 4, 6 and 7. With respect to paragraphs 1 and 5, we do not express any opinion herein concerning any law other than the Maryland General Corporation Law and the Virginia Stock Corporation Act (including the statutory provisions, all applicable provisions of the Maryland General Corporation Law and the Virginia Constitution, respectively, and the respective reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
     (c) We express no opinion as to compliance with the securities (or “blue sky”), broker licensing, real estate syndication or mortgage lending laws of any jurisdiction.
     (d) The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
DLA PIPER LLP (US)
/s/ DLA PIPER LLP (US)